UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North, San Diego, California	92128
(Address of principal executive offices)	(Zip Code)

(858) 668-2586
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
Bridgepoint Education, Inc. (the “Company”) previously disclosed that it received from the U.S. Securities and Exchange Commission (the “SEC”) a subpoena, dated July 22, 2014 (the “July 2014 Subpoena”), seeking information with respect to certain of the Company’s accounting practices, including revenue recognition, receivables and other matters relating to the Company’s restatement of its financial statements for the fiscal year ended December 31, 2013 and revision of its financial statements for the fiscal years ended December 31, 2011 and 2012. The July 2014 Subpoena requested documents and detailed information for the time period January 1, 2009 to present. The Company has been cooperating with the SEC on this matter.
On May 18, 2016, the Company received a second subpoena from the SEC (the “May 2016 Subpoena”) seeking additional information from the Company, including information with respect to the $13.9 million accrual disclosed by the Company in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 with respect to the potential joint resolution of investigations by the Attorney General of the State of California and the Consumer Financial Protection Bureau (the “CA AG/CFPB Investigations”), the Company’s scholarship and institutional loan programs and any other extensions of credit made by the Company to students, and student enrollment and retention at the Company’s academic institutions. Pursuant to the May 2016 Subpoena, the SEC has requested from the Company documents and detailed information for, in the case of the CA AG/CFPB Investigations, the periods at issue in such investigations, in the case of the Company’s scholarship and institutional loan programs and related matters, the period from January 1, 2011 to the present, and for all other matters, the period from January 1, 2014 to the present. The Company is evaluating the May 2016 Subpoena and intends to fully cooperate with the SEC on this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2016		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Executive Vice President, Secretary and General Counsel